Exhibit 23.2

SLR International Corporation
22118 20th Ave SE, Suite G202, Bothell, WA 98021 USA

March 6, 2023

CONSENT OF QUALIFIED PERSON

Re: Form 10-K of Westwater Resources, Inc. (the “Company”)

SLR International Corporation (“SLR”), in connection with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), consents to:

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the incorporation by reference by the Company and use of the technical report titled “Technical Report Summary on the Coosa Project, Coosa County, Alabama, USA” (the “Technical Report Summary”), with an effective date of November 30, 2022 and dated December 1, 2022, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 10-K;

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the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S3 Nos. 333-257434 and 333-250857 and Form S-8 Nos. 333-264958, 333-257421, 333-250866, 333-226927, 333-193075, and 333-119661 (collectively, the “Registration Statements”);

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in S-K 1300), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary; and

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any extracts from or a summary of the Technical Report Summary in the Form 10-K and incorporated by reference in the Registration Statements and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summary, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K and the Registration Statements.

SLR is responsible for authoring, and this consent pertains to, the Technical Report Summary.  SLR certifies that it has read the Form 10-K and that it fairly and accurately represents the information in the Technical Report Summary for which it is responsible.

SLR International Corporation

Per:

/s/ Richard J. Lambert

Richard J. Lambert, MBA, P.E., P.Eng.

Global Technical Director

Technical Director, Mining Advisory US

www.slrconsulting.com